Exhibit 99.1

NTN Buzztime, Inc. Reports Fourth Quarter and Full Year 2019 Results

CARLSBAD, Calif., March 17, 2020, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the fourth quarter and year ended December 31, 2019.

Allen Wolff, CEO, said, “During the fourth quarter, we gained traction with Buzztime Basic, our lighter mobile-based, in-venue solution that complements our full featured Buzztime Elite offering, and we shipped the first installment of a substantial hardware contract. Our programmatic advertising continues to grow and augment our subscription revenue. We are proud 2019 closed with these significant operational accomplishments and our fourth consecutive year of positive EBITDA.”

“In January 2020, we seized the opportunity to monetize a non-core business and sold our hosted-events asset. We will continue to explore all types of go-to-market partnerships and to prioritize our most compelling opportunities to leverage our foundation for scalable growth. The economic and market conditions throughout the United States and the world have been dynamic and evolving as a result of the COVID-19 pandemic. Its effect on the restaurant and bar industry has been rapid, and its scope and magnitude is uncertain. We will continue to monitor the situation and evaluate steps we can take to respond to its effects. In 2020, we will remain focused on growing our digital entertainment and hardware businesses in an efficient manner and are evaluating financing alternatives to better position us to do so.”

Financial Results

Fourth quarter 2019 total revenues were $5.2 million, compared to $4.6 million in the third quarter of 2019 and $5.9 million in the fourth quarter of 2018. The fourth quarter 2019 recorded increased hardware revenue compared to prior periods. Revenue for 2019 was $19.8 million, compared to $23.3 million in 2018. As anticipated, 2019 results reflected lower subscription and advertising revenue due to reduced site count, which, taking into account the fourth quarter departure of Buffalo Wild Wings venues, was 1,440 at December 31, 2019.

During the fourth quarter of 2019, Buzztime received from Buffalo Wild Wings a substantial number of tablets with Buzztime’s new technology for only the cost of shipping, enabling the company to write off its older tablets. Fourth quarter 2019 direct costs were $2.9 million, compared to $2.1 million for the same period in 2018. Fourth quarter 2019 gross margin was 43%, compared to 65% for the same period in 2018. The increase in direct costs and the decrease in gross margin were both primarily attributable to higher equipment expense related to increased hardware sales and a $676,000 write-down associated with older tablets and related cases. Full year 2019 gross margin was 62%, compared to 65% for 2018. Although revenue mix will continue to result in margin fluctuations, the company continues to seek to optimize gross margin and anticipates it will be higher in future quarters than the fourth quarter of 2019.

Selling, general and administrative expense was $2.9 million and $13.2 million for the three and twelve months ended December 31, 2019, decreasing from $3.4 million and $14.5 million for the same periods in 2018, respectively. The reduction reflects management’s efforts to lower operating expenses.

For the fourth quarter 2019, net loss attributable to common shareholders was $1.3 million, or $0.45 per share, compared to a net income attributable to common shareholders of $44,000, or $0.02 per share, in the prior year quarter. Net loss attributable to common shareholders was $2.1 million, or $0.72 per share, compared to $275,000, or $0.10 per share, for 2019 and 2018, respectively.

For the fourth quarter 2019, the company had negative EBITDA of $557,000, compared to positive EBITDA of $732,000 in the prior year quarter. For the year, EBITDA was $1.1 million in 2019, compared to $2.8 million in 2018.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA was positive for the full year, it may not be positive in future years. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Liquidity

Cash, cash equivalents and restricted cash was $3.4 million at December 31, 2019, compared to $2.8 million at December 31, 2018. For 2019, cash flow from operations was $2.7 million, increasing from $1.4 million in 2018.

Conference Call

Management will review the results on a conference call with a live question and answer session today, March 17, 2020, at 4:30 p.m. ET. To access the call, please use passcode 8114999 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com/investors. The replay of the call will be available until March 24, 2020

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including that we will continue to explore all types of go-to-market partnerships and to prioritize our most compelling opportunities to leverage our foundation for scalable growth, that we will continue to monitor the effects of the COVID-19 pandemic and evaluate steps we can take to response thereto, that we will remain focused on growing our digital entertainment and hardware businesses in an efficient manner, and that we anticipate gross margin will be higher in future quarters than the fourth quarter of 2019. Among the factors that could cause or contribute to material differences between our actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: our ability to raise additional capital, on favorable terms or at all, to allow us to meet our debt service obligations and to fund our working capital needs and the effect that the COVID-19 pandemic may have on the capital markets generally; the impact of the COVID-19 pandemic on our business, the restaurant and bar industry generally and the broader macroeconomic environment; our ability to maintain or grow our revenue and successfully implement our other business strategies to make up for the revenue we have historically received from Buffalo Wild Wings corporate-owned restaurants and its franchisees after our existing relationships with them terminated in November 2019; the negative impact that measures we recently implemented and may implement to reduce our operating expenses and planned capital expenses (including investments in our business) may have on our ability to effectively manage and operate our business; our ability to comply with our financial covenants in our loan and security agreement with Avidbank and its right to declare a default if we do not, which could lead to all payment obligations becoming immediately due and payable; our ability to compete effectively within the highly competitive interactive games, entertainment and marketing services industries, including our ability to successfully commercially launch attractive product offerings, and the impact of new products and technological change, especially in the mobile and wireless markets, on our operations and competitiveness; our ability to adequately protect our proprietary rights and intellectual property;; and the other risks and uncertainties described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and described in other documents we file from time to time with the Securities and Exchange Commission thereafter. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter@buzztime.

IR AGENCY CONTACT:

Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$3,209	$2,536
Restricted cash	50	50
Accounts receivable, net	1,195	1,143
Site equipment to be installed	1,090	2,539
Prepaid expenses and other current assets	526	517
Total current assets	6,070	6,785

Restricted cash, long-term	150	200
Operating lease right-of-use assets	2,101	—
Fixed assets, net	2,822	4,667
Software development costs, net	1,915	2,018
Deferred costs	274	424
Goodwill	696	667
Other assets	97	103

Total assets	$14,125	$14,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$835	$271
Accrued compensation	588	572
Accrued expenses	490	444
Sales taxes payable	131	87
Income taxes payable	3	1
Current portion of long-term debt	2,739	1,000
Current portion of obligations under operating leases	409	—
Current portion of obligations under financing leases	21	45
Current portion of deferred revenue	460	1,267
Other current liabilities	419	337
Total current liabilities	6,095	4,024

Long-term debt	—	2,729
Obligations under operating leases	2,891	—
Obligations under financing leases	20	41
Deferred revenue	2	30
Deferred rent	—	1,123
Other liabilities	26	—
Total liabilities	9,034	7,947

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at December 31, 2019 and 2018	1	1
Common stock, $0.005 par value, 15,000 shares authorized at December 31, 2019 and 2018; 2,901 and 2,875 shares issued at December 31, 2919 and 2018, respectively	14	14
Treasury stock, at cost, 10 shares at December 31, 2091 and 2018	(456)	(456)
Additional paid-in capital	136,721	136,552
Accumulated deficit	(131,457)	(129,394)
Accumulated other comprehensive income	268	200
Total shareholders’ equity	5,091	6,917

Total liabilities and shareholders’ equity	$14,125	$14,864

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenues
Subscription revenue	$2,922	$3,920	$14,278	$16,031
Hardware revenue	1,539	1,162	2,350	3,589
Other revenue	707	837	3,178	3,715
Total revenues	5,168	5,919	19,806	23,335

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,938	2,051	7,483	8,070
Selling, general and administrative	2,872	3,363	13,175	14,463
Impairment of capitalized software	498	—	550	23
Impairment of goodwill	—	261	—	261
Depreciation and amortization (excluding depreciation and amortization included in direct costs	87	71	360	315
Total operating expenses	6,395	5,746	21,568	23,132
Operating (loss) income	(1,227)	173	(1,762)	203
Other expense, net	(69)	(221)	(258)	(526)
Loss before income taxes	(1,296)	(48)	(2,020)	(323)
Income tax benefit (provision)	3	100	(27)	64
Net (loss) income	(1,293)	52	(2,047)	(259)
Series A preferred stock dividend	(8)	(8)	(16)	(16)
Net (loss) income attributable to common shareholders	$(1,301)	$44	$(2,063)	$(275)

Net (loss) income per common share – basic and diluted	$(0.45)	$0.02	$(0.72)	$(0.10)

Weighted average shares outstanding – basic and diluted	2,888	2,864	2,875	2,688

Comprehensive loss:
Net (loss) income	$(1,293)	$52	$(2,047)	$(259)
Foreign currency translations adjustment	21	(93)	68	(145)
Total comprehensive loss	$(1,272)	$(41)	$(1,979)	$(404)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended December 31,
	2019	2018
Cash flows provided by operating activities:
Net loss	$(2,047)	$(259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,877	2,764
Provision for doubtful accounts	196	78
Amortization of operating lease right-of-use assets	291	—
Transfer of fixed assets to sales-type lease	10	23
Stock-based compensation	206	443
Amortization of debt issuance costs	9	59
Loss from sale or disposition of equipment	689	242
Loss from disposition of capitalized software	550	23
Loss from impairment of goodwill	—	261
Changes in assets and liabilities:
Accounts receivable	(248)	(507)
Site equipment to be installed	337	431
Operating lease liabilities	(215)	—
Prepaid expenses and other assets	(5)	29
Accounts payable and accrued expenses	669	(186)
Income taxes payable	1	(10)
Deferred costs	151	350
Deferred revenue	(835)	(2,227)
Deferred rent	—	(190)
Other liabilities	108	41
Net cash provided by operating activities	2,744	1,365

Cash flows used in investing activities:
Capital expenditures	(128)	(648)
Capitalized software development expenditures	(966)	(964)
Proceeds from sale of equipment	29	33
Net cash used in investing activities	(1,065)	(1,579)

Cash flows used in financing activities:
Net proceeds from issuance of common stock related to registered direct offering	—	1,375
Proceeds from long-term debt	—	4,000
Payment on long-term debt	(1000)	(5,373)
Debt issuance costs on long-term debt	—	(23)
Principal payments on financing leases	(45)	(249)
Payment of preferred stockholder dividends	(16)	(16)
Tax withholding related to net share settlement of vested restricted stock units	(37)	(17)
Net cash used in financing activities	(1,098)	(303)

Effect of exchange rate on cash	42	(75)
Net increase (decrease) in cash and cash equivalents	623	(592)
Cash, cash equivalents and restricted cash at beginning of period	2,786	3,378
Cash, cash equivalents and restricted cash at end of period	$3,409	$2,786

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NTN BUZZTIME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP TO NON-GAAP

(In thousands)

A schedule reconciling the Company’s consolidated net (loss) income calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net (loss) income per GAAP (in thousands) to EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net (loss) income per GAAP	$(1,293)	$52	$(2,047)	$(259)
Interest expense, net	53	84	249	389
Income tax (benefit) provision	(3)	(100)	27	(64)
Depreciation and amortization	686	696	2,877	2,764
Total EBITDA	$(557)	$732	$1,106	$2,830

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